UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/26/2004

NATIONAL INSTRUMENTS CORP /DE/
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25426

DE	741871327
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11500 North Mopac Expressway
Austin, TX 78759
(Address of Principal Executive Offices, Including Zip Code)

(512)338-9119
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the registrant's press release, dated October 26, 2004, regarding financial results for the registrant's third fiscal quarter ended September 30, 2004.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

The attached press release includes information regarding certain of the registrant's historical results on a pro forma basis (a non-GAAP financial measure). To supplement its consolidated condensed financial statements presented on a GAAP basis, the registrant uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs and expenses, and in order to enhance the overall understanding of its past financial performance and also the prospects for its future. These adjustments to the registrant's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the registrant's performance. For example, the non-GAAP results are an indication of the registrant's baseline performance before certain charges that are considered by management to be outside of the registrant's core operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for reviewing the registrant's financial results, budget planning and for planning for future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

99.1        Press Release dated October 26, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORP /DE/

Date: October 26, 2004.	By:	/s/ David G. Hugley
David G. Hugley
Vice President & General Counsel, Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated October 26, 2004.